Exhibit 32.1

CERTIFICATION
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED BY SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, M. L. (Chip) Fontenot, as President, Chief Executive Officer and Chief Operating Officer of WestPoint Stevens Inc. (the "Company") certify, pursuant to 18 U.S.C. Section 1350, as adopted by Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge

(1)

the accompanying Annual Report on Form 10-K for the year ended December 31, 2003, as filed with the U.S. Securities and Exchange Commission (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; as amended; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 15, 2004

/s/ M. L. Fontenot

M. L. "Chip" Fontenot
President, Chief Executive Officer and
Chief Operating Officer